Exhibit 5.1

THE DONEY LAW FIRM SECURITIES & CORPORATE LAW	Scott P. Doney, Esq. 3651 Lindell Rd Ste D121 Las Vegas, NV 89103 702.982.5686 scott@doneylawfirm.com

November 7, 2025

Alaunos Therapeutics, Inc.

501 E. Las Olas Blvd., Suite 300

Fort Lauderdale, FL 33301

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alaunos Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Pre-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-289748) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”); (iii) debt securities of the Company (“Debt Securities”); and (iv) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (“Warrants” and, together with the Common Stock, Preferred Stock, and Debt Securities, the “Primary Securities”), with an aggregate initial offering price not to exceed $50,000,000.

The Registration Statement also relates to the registration of the resale by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 444,560 shares of Common Stock (the “Resale Shares”), consisting of (a) up to 217,390 shares of Common Stock issuable upon conversion of or otherwise pursuant to the terms of the 500 shares of the Company’s Series A-1 Convertible Preferred Stock issued pursuant to the Subscription Agreement, dated April 11, 2025; and (b) up to 227,170 shares of Common Stock issuable upon conversion of or otherwise pursuant to the terms of the 850 shares of the Company’s Series A-2 Convertible Preferred Stock issued pursuant to the Subscription Agreement, dated June 24, 2025.

The Primary Securities may be offered and sold by the Company from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities are to be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and a trustee or trustees thereunder (each, a “Trustee”). The forms of Indenture have been filed as exhibits to the Registration Statement. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and a bank or trust company, as warrant agent. The Resale Shares are to be offered and sold by the Selling Stockholders as set forth in the Registration Statement and the Prospectus.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, including the Third Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws, as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Primary Securities and the Resale Shares, including the proceedings of the board of directors of the Company; (iii) the Registration Statement, including the exhibits thereto; (iv) the Prospectus; (v) the forms of Indenture; (vi) the Subscription Agreements and the Certificates of Designation for the Series A-1 and Series A-2 Convertible Preferred Stock; and (vii) such other documents and records as we have deemed necessary or appropriate for purposes of this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution, and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

The foregoing opinions are based upon and expressly limited to the laws of the State of Nevada. To the extent that the opinions expressed herein involve conclusions as to matters governed by the laws of the State of Delaware (including the Delaware General Corporation Law) or the State of New York, we have assumed, without independent investigation, that such laws are identical in all material respects to the laws of the State of Nevada. The opinions expressed in this opinion letter are based on the laws as in effect on the date hereof. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) the laws of any other jurisdiction; or (b) the laws of any county, municipality, or other political subdivision or local governmental agency or authority. This opinion letter is given as of the date hereof. Our opinions herein are expressed solely with respect to the applicable laws of the State of Nevada that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinion set forth herein related to the Indenture and Warrants assumes that such documents are governed by New York law, and we have assumed that New York law is identical to Nevada law in relevant respects. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same that may occur after the Registration Statement becomes effective. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision, or otherwise after the Registration Statement becomes effective. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules, or regulations of any other jurisdiction, court, or administrative agency.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.

With respect to any shares of Common Stock proposed to be sold by the Company, assuming that: (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company in accordance with the Delaware General Corporation Law (“DGCL”); (c) the issuance and delivery of the shares of Common Stock do not violate the DGCL, are in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the shares of Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor, and duly delivered to the purchasers thereof against payment therefor, then the shares of Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid, and nonassessable.

2.

With respect to the Preferred Stock proposed to be sold by the Company, assuming that: (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) an appropriate certificate of designation relating to a class or series of the Preferred Stock (the “Certificate of Designation”) has been duly authorized by all necessary corporate action of the Company and has been filed with the Secretary of State of the State of Delaware in accordance with the DGCL; (c) the issuance and terms of the shares of Preferred Stock have been duly authorized by all necessary corporate action of the Company in accordance with the DGCL; (d) the terms of the shares of Preferred Stock and their issuance and sale do not violate the DGCL, are in conformity with the Certificate of Incorporation, including the Certificate of Designation, and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the certificates, if any, for the shares of Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor, and duly delivered to the purchasers thereof against payment therefor, then the shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid, and nonassessable.

3.

With respect to any series of Debt Securities issued under an Indenture and proposed to be sold by the Company, assuming that: (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the issuance, sale, and terms of the Debt Securities have been duly authorized by all necessary corporate action by the board of directors of the Company or a duly authorized committee thereof; (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, including the laws of the State of New York governing the Indenture, or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.

With respect to the Warrants proposed to be sold by the Company, assuming that: (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Warrant Agreement has been duly authorized by the Company and the warrant agent by all necessary corporate action; (c) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent and is governed by the laws of the State of New York; (d) the issuance, sale, and terms of the Warrants have been duly authorized by all necessary corporate action by the board of directors of the Company or a duly authorized committee thereof; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, including the laws of the State of New York governing the Warrant Agreement, or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.

With respect to the Resale Shares, such shares have been, or when issued upon conversion of the Series A-1 Convertible Preferred Stock or Series A-2 Convertible Preferred Stock in accordance with their respective terms as set forth in the applicable Certificates of Designation, will be, duly authorized, validly issued, fully paid, and nonassessable under the DGCL.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose, except that purchasers of the securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

Very truly yours,

/s/ The Doney Law Firm
The Doney Law Firm